                                             Exhibit 99.1
Editorial Contacts:
Nate Melihercik, Head of Global Investor Relations - ir@logitech.com
Nicole Kenyon, Head of Global Corporate & Employee Communications - USA (510) 988-8553
Ben Starkie, Corporate Communications - Europe +41 (0) 79-292-3499

Logitech Announces Q3 FY 2023 Results

LAUSANNE, Switzerland, January 24, 2023 and NEWARK, Calif., January 23, 2023 — SIX Swiss Exchange Ad hoc announcement pursuant to Art. 53 LR — Logitech International (SIX: LOGN) (Nasdaq: LOGI) today announced financial results for the third quarter of Fiscal Year 2023.
•Sales were $1.27 billion, down 22 percent in US dollars and 17 percent in constant currency, compared to Q3 of the prior year. This performance reflects the challenging macroeconomic environment.
•Category sales declined in both US dollars and constant currency. Compared to Q3 of the prior year, Gaming sales declined 16 percent and 10 percent respectively; Video Collaboration sales declined 21 percent and 16 percent respectively; Keyboards & Combos sales declined 22 percent and 17 percent respectively; and Pointing Devices sales declined 14 percent and 8 percent respectively. This reflects consumer purchasing concentrated in promotional weeks throughout the quarter, and lower enterprise and consumer spending.
•GAAP operating income declined 33 percent to $177 million, compared to $263 million in the same quarter a year ago. Non-GAAP operating income declined 32 percent to $204 million, compared to $302 million in the same quarter a year ago.
•GAAP earnings per share (EPS) declined 31 percent to $0.86, compared to $1.24 in the same quarter a year ago. Non-GAAP EPS declined 26 percent to $1.14, compared to $1.55 in the same quarter a year ago.
•Cash flow from operations was $280 million, bringing the cash balance to $1.04 billion. Year to date, the Company has returned $486 million of cash to shareholders through its annual dividend payment and share repurchases, including $90 million this quarter.
"These quarterly results reflect the current challenging macroeconomic conditions, including currency exchange rates and inflation, as well as lower enterprise and consumer spending,” said Bracken Darrell, Logitech president and chief executive officer. “With these external headwinds, we continued to aggressively manage our costs in the quarter, while at the same time growing market share in key categories. Our long-term strategies remain unchanged, and we remain committed to the growth trends that fuel our business."

Outlook
As announced earlier this month, Logitech’s Fiscal Year 2023 outlook has been adjusted to between negative 15 percent and negative 13 percent sales growth in constant currency, and between $550 million and $600 million in non-GAAP operating income.

Prepared Remarks Available Online
Logitech has made its prepared written remarks for the financial results videoconference available online on the Logitech corporate website at http://ir.logitech.com.
Financial Results Videoconference and Webcast
Logitech will hold a financial results videoconference to discuss the results for Q3 Fiscal Year 2023 on Tuesday, January 24, 2023 at 8:30 a.m. Eastern Standard Time and 2:30 p.m. Central European Time. A livestream of the event will be available on the Logitech corporate website at http://ir.logitech.com.
Use of Non-GAAP Financial Information and Constant Currency
To facilitate comparisons to Logitech’s historical results, Logitech has included non-GAAP adjusted measures in this press release, which exclude share-based compensation expense, amortization of intangible assets, acquisition-related costs, impairment of intangible assets, change in fair value of contingent consideration for business acquisition, restructuring charges, loss on investments, non-GAAP income tax adjustment, and other items detailed under “Supplemental Financial Information” after the tables below and posted to our website at http://ir.logitech.com. Logitech also presents percentage sales growth in constant currency (“CC”), a non-GAAP measure, to show performance unaffected by fluctuations in currency exchange rates. Percentage sales growth in constant currency is calculated by translating prior period sales in each local currency at the current period’s average exchange rate for that currency and comparing that to current period sales. Logitech believes this information, used together with the GAAP financial information, will help investors to evaluate its current period performance, outlook and trends in its business. With respect to the Company’s outlook for non-GAAP operating income, most of these excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy. Therefore, no reconciliation to the GAAP amounts has been provided for the Fiscal Year 2023 outlook.

Public Dissemination of Certain Information
Logitech webcasts its earnings calls, and certain events Logitech participates in or hosts, with members of the investment community on its investor relations website at https://ir.logitech.com. Additionally, Logitech provides notifications of news or announcements regarding its operations and financial performance, including its filings with the Securities and Exchange Commission (SEC), investor events, and press and earnings releases as part of its investor relations website. Logitech intends to use its investor relations website as means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD. Logitech’s corporate governance information also is available on its investor relations website.

About Logitech
Logitech helps all people pursue their passions and is committed to doing so in a way that is good for people and the planet. We design hardware and software solutions that help businesses thrive and bring people together when working, creating, gaming and streaming. Brands of Logitech include Logitech, Logitech G, ASTRO Gaming, Streamlabs, Blue Microphones and Ultimate Ears. Founded in 1981, and headquartered in Lausanne, Switzerland, Logitech International is a Swiss public company listed on the SIX Swiss Exchange (LOGN) and on the Nasdaq Global Select Market (LOGI). Find Logitech at www.logitech.com, the company blog or @logitech.
# # #
This press release contains forward-looking statements within the meaning of U.S. federal securities laws, including, without limitation, statements regarding: our preliminary financial results for the three and nine months ended December 31, 2022 and Fiscal Year 2023 outlook for sales growth and non-GAAP operating income, and related assumptions. The forward-looking statements in this press release are subject to risks and uncertainties that could cause Logitech’s actual results and events to differ materially from those anticipated in these forward-looking statements, including, without limitation: macroeconomic and geopolitical conditions and other factors and their impact, including the COVID-19 pandemic and changes in the COVID-19 pandemic controls and infection levels in China, the war in Ukraine, changes in inflation levels and monetary policies; if our product offerings, marketing activities and investment prioritization decisions do not result in the sales, profitability or profitability growth we expect, or when we expect it; if we fail to innovate and develop new products in a timely and cost-effective manner for our new and existing product categories; if we do not successfully execute on our growth opportunities or our growth opportunities are more limited than we expect; the effect of demand variability, supply shortages and other supply chain challenges; the effect of pricing, product, marketing and other initiatives by our competitors, and our reaction to them, on our sales, gross margins and profitability; if we are not able to maintain and enhance our brands; if our products and marketing strategies fail to separate our products from competitors’ products; if we do not efficiently manage our spending; our expectations regarding our restructuring efforts, including the timing thereof; if there is a deterioration of business and economic conditions in one or more of our sales regions or product categories, or significant fluctuations in exchange rates; changes in trade regulations, policies and agreements and the imposition of tariffs that affect our products or operations and our ability to mitigate; if we do not successfully execute on strategic acquisitions and investments; risks associated with acquisitions; and the effect of changes to our effective income tax rates. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Logitech’s periodic filings with the Securities and Exchange Commission (“SEC”), including our Annual Report on Form 10-K for the fiscal year ended March 31, 2022, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, and our subsequent reports filed with the SEC, available at www.sec.gov, under the caption Risk Factors and elsewhere. Logitech does not undertake any obligation to update any forward-looking statements to reflect new information or events or circumstances occurring after the date of this press release.

Note that unless noted otherwise, comparisons are year over year.

Logitech and other Logitech marks are trademarks or registered trademarks of Logitech Europe S.A. and/or its affiliates in the U.S. and other countries. All other trademarks are the property of their respective owners. For more information about Logitech and its products, visit the company’s website at www.logitech.com.

(LOGIIR)

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands, except per share amounts) - unaudited

	Three Months Ended December 31,		Nine Months Ended December 31,
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS	2022	2021	2022	2021

Net sales	$1,269,925	$1,632,782	$3,578,741	$4,251,107
Cost of goods sold	789,489	971,646	2,193,735	2,470,980
Amortization of intangible assets	3,168	3,126	9,355	11,028
Gross profit	477,268	658,010	1,375,651	1,769,099

Operating expenses:
Marketing and selling	196,653	269,941	628,122	778,882
Research and development	65,640	75,529	210,166	213,436
General and administrative	29,766	38,478	92,215	112,291
Amortization of intangible assets and acquisition-related costs	2,810	3,662	9,052	13,986
Impairment of intangible assets	—	7,000	—	7,000
Change in fair value of contingent consideration for business acquisition	—	(1,110)	—	(3,509)
Restructuring charges, net	5,654	1,759	16,471	1,770
Total operating expenses	300,523	395,259	956,026	1,123,856

Operating income	176,745	262,751	419,625	645,243
Interest income	4,665	278	9,573	795
Other income (expense), net	1,406	(3,673)	(18,367)	(1,941)
Income before income taxes	182,816	259,356	410,831	644,097
Provision for income taxes	42,663	49,345	87,751	107,789
Net income	$140,153	$210,011	$323,080	$536,308

Net income per share:
Basic	$0.87	$1.26	$1.98	$3.19
Diluted	$0.86	$1.24	$1.96	$3.14

Weighted average shares used to compute net income per share:
Basic	161,244	167,090	163,042	167,953
Diluted	162,529	169,707	164,427	171,027

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands, except per share amounts) - unaudited

	December 31,	March 31,
CONDENSED CONSOLIDATED BALANCE SHEETS	2022	2022

Current assets:
Cash and cash equivalents	$1,036,131	$1,328,716
Accounts receivable, net	802,435	675,604
Inventories	797,695	933,124
Other current assets	125,088	135,478
Total current assets	2,761,349	3,072,922

Non-current assets:
Property, plant and equipment, net	118,183	109,807
Goodwill	454,471	448,175
Other intangible assets, net	69,364	83,779
Other assets	335,879	320,722
Total assets	$3,739,246	$4,035,405

Current liabilities:
Accounts payable	$491,488	$636,306
Accrued and other current liabilities	705,569	784,848
Total current liabilities	1,197,057	1,421,154

Non-current liabilities:
Income taxes payable	117,608	83,380
Other non-current liabilities	165,915	132,133
Total liabilities	1,480,580	1,636,667

Shareholders’ equity:
Registered shares, CHF 0.25 par value:	30,148	30,148
Issued shares — 173,106 at December 31, 2022 and March 31, 2022
Additional shares that may be issued out of conditional capital — 50,000 at December 31, 2022 and March 31, 2022
Additional shares that may be issued out of authorized capital — 17,311 at December 31, 2022 and March 31, 2022
Additional paid-in capital	116,012	129,925
Shares in treasury, at cost — 12,470 at December 31, 2022 and 7,855 at March 31, 2022	(906,606)	(632,893)
Retained earnings	3,136,080	2,975,681
Accumulated other comprehensive loss	(116,968)	(104,123)
Total shareholders’ equity	2,258,666	2,398,738
Total liabilities and shareholders’ equity	$3,739,246	$4,035,405

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands) - unaudited
	Three Months Ended December 31,		Nine Months Ended December 31,
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS	2022	2021	2022	2021

Cash flows from operating activities:
Net income	$140,153	$210,011	$323,080	$536,308
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	19,410	21,913	56,698	65,387
Amortization of intangible assets	5,929	6,755	18,173	24,223
Impairment of intangible assets	—	7,000	—	7,000
Loss on investments	1,488	460	13,065	1,421
Share-based compensation expense	15,805	24,792	51,740	72,465
Deferred income taxes	21,188	20,561	24,228	27,369
Change in fair value of contingent consideration for business acquisition	—	(1,110)	—	(3,509)
Other	1,293	9	1,411	1,068
Changes in assets and liabilities, net of acquisitions:
Accounts receivable, net	(1,638)	(123,350)	(123,547)	(236,358)
Inventories	104,519	(10,240)	126,309	(177,828)
Other assets	16,161	27,871	20,918	(20,569)
Accounts payable	(56,494)	74,845	(134,848)	(80,637)
Accrued and other liabilities	12,097	117,059	(60,060)	(17,612)
Net cash provided by operating activities	279,911	376,576	317,167	198,728
Cash flows from investing activities:
Purchases of property, plant and equipment	(23,738)	(16,494)	(69,122)	(63,726)
Investment in privately held companies	(351)	(359)	(2,626)	(1,260)
Acquisitions, net of cash acquired	(2,688)	(300)	(8,527)	(15,886)
Purchases of short-term investments	—	(10,000)	—	(10,000)
Proceeds from the sale of short-term investments	—	1,225	—	1,225
Purchases of deferred compensation investments	(2,687)	(1,178)	(5,186)	(3,644)
Proceeds from sales of deferred compensation investments	2,314	1,308	4,750	4,285
Net cash used in investing activities	(27,150)	(25,798)	(80,711)	(89,006)
Cash flows from financing activities:
Payment of cash dividends	—	—	(158,680)	(159,410)
Payment of contingent consideration for business acquisition	—	(880)	(5,954)	(880)
Purchases of registered shares	(90,170)	(116,245)	(327,731)	(290,625)
Proceeds from exercises of stock options and purchase rights	3,214	8	16,064	16,644
Tax withholdings related to net share settlements of restricted stock units	(1,992)	(3,777)	(28,734)	(58,528)
Net cash used in financing activities	(88,948)	(120,894)	(505,035)	(492,799)
Effect of exchange rate changes on cash and cash equivalents	3,817	(2,769)	(24,006)	(2,839)
Net increase (decrease) in cash and cash equivalents	167,630	227,115	(292,585)	(385,916)
Cash and cash equivalents, beginning of the period	868,501	1,137,296	1,328,716	1,750,327
Cash and cash equivalents, end of the period	$1,036,131	$1,364,411	$1,036,131	$1,364,411

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands) - unaudited

SUPPLEMENTAL FINANCIAL INFORMATION	Three Months Ended December 31,			Nine Months Ended December 31,
NET SALES	2022	2021	Change	2022	2021	Change

Net sales by product category:
Pointing Devices	$199,106	$231,090	(14)%	$567,589	$602,982	(6)%
Keyboards & Combos	220,059	281,608	(22)	648,632	736,237	(12)
PC Webcams	58,481	115,115	(49)	178,033	319,504	(44)
Tablet & Other Accessories	65,157	82,859	(21)	185,945	242,932	(23)
Gaming (1)	391,975	469,282	(16)	972,457	1,135,456	(14)
Video Collaboration	226,374	287,187	(21)	708,796	753,725	(6)
Mobile Speakers	38,321	56,748	(32)	99,826	124,724	(20)
Audio & Wearables	69,104	104,280	(34)	211,821	318,965	(34)
Other (2)	1,348	4,613	(71)	5,642	16,582	(66)
Total Sales	$1,269,925	$1,632,782	(22)%	$3,578,741	$4,251,107	(16)%

(1) Gaming includes streaming services revenue generated by Streamlabs.
(2) Other includes Smart Home.

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands, except per share amounts) - unaudited

SUPPLEMENTAL FINANCIAL INFORMATION	Three Months Ended December 31,		Nine Months Ended December 31,
GAAP TO NON-GAAP RECONCILIATION (A)	2022	2021	2022	2021

Gross profit - GAAP	$477,268	$658,010	$1,375,651	$1,769,099
Share-based compensation expense	1,324	1,782	4,228	5,253
Amortization of intangible assets	3,168	3,126	9,355	11,028
Gross profit - Non-GAAP	$481,760	$662,918	$1,389,234	$1,785,380

Gross margin - GAAP	37.6%	40.3%	38.4%	41.6%
Gross margin - Non-GAAP	37.9%	40.6%	38.8%	42.0%

Operating expenses - GAAP	$300,523	$395,259	$956,026	$1,123,856
Less: Share-based compensation expense	14,481	23,010	47,512	67,212
Less: Amortization of intangible assets and acquisition-related costs	2,810	3,662	9,052	13,986
Less: Impairment of intangible assets	—	7,000	—	7,000
Less: Change in fair value of contingent consideration for business acquisition	—	(1,110)	—	(3,509)
Less: Restructuring charges, net	5,654	1,759	16,471	1,770
Operating expenses - Non-GAAP	$277,578	$360,938	$882,991	$1,037,397

% of net sales - GAAP	23.7%	24.2%	26.7%	26.4%
% of net sales - Non-GAAP	21.9%	22.1%	24.7%	24.4%

Operating income - GAAP	$176,745	$262,751	$419,625	$645,243
Share-based compensation expense	15,805	24,792	51,740	72,465
Amortization of intangible assets and acquisition-related costs	5,978	6,788	18,407	25,014
Impairment of intangible assets	—	7,000	—	7,000
Change in fair value of contingent consideration for business acquisition	—	(1,110)	—	(3,509)
Restructuring charges, net	5,654	1,759	16,471	1,770
Operating income - Non-GAAP	$204,182	$301,980	$506,243	$747,983

% of net sales - GAAP	13.9%	16.1%	11.7%	15.2%
% of net sales - Non-GAAP	16.1%	18.5%	14.1%	17.6%

Net income - GAAP	$140,153	$210,011	$323,080	$536,308
Share-based compensation expense	15,805	24,792	51,740	72,465
Amortization of intangible assets and acquisition-related costs	5,978	6,788	18,407	25,014
Impairment of intangible assets	—	7,000	—	7,000
Change in fair value of contingent consideration for business acquisition	—	(1,110)	—	(3,509)
Restructuring charges, net	5,654	1,759	16,471	1,770
Loss on investments	1,488	460	13,065	1,421
Non-GAAP income tax adjustment	16,230	13,054	23,296	12,463
Net income - Non-GAAP	$185,308	$262,754	$446,059	$652,932

Net income per share:
Diluted - GAAP	$0.86	$1.24	$1.96	$3.14
Diluted - Non-GAAP	$1.14	$1.55	$2.71	$3.82

Shares used to compute net income per share:
Diluted - GAAP and Non-GAAP	162,529	169,707	164,427	171,027

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands) - unaudited

SUPPLEMENTAL FINANCIAL INFORMATION	Three Months Ended December 31,		Nine Months Ended December 31,
SHARE-BASED COMPENSATION EXPENSE	2022	2021	2022	2021

Share-based Compensation Expense
Cost of goods sold	$1,324	$1,782	$4,228	$5,253
Marketing and selling	8,014	10,699	25,240	28,987
Research and development	2,756	4,510	11,568	14,295
General and administrative	3,711	7,801	10,704	23,930
Total share-based compensation expense	15,805	24,792	51,740	72,465
Income tax benefit	(3,276)	(3,581)	(7,496)	(23,460)
Total share-based compensation expense, net of income tax benefit	$12,529	$21,211	$44,244	$49,005

*Note: These preliminary results for the three and nine months ended December 31, 2022 are subject to adjustments, including subsequent events that may occur through the date of filing our Quarterly Report on Form 10-Q.

(A) Non-GAAP Financial Measures

To supplement our condensed consolidated financial results prepared in accordance with GAAP, we use a number of financial measures, both GAAP and non-GAAP, in analyzing and assessing our overall business performance, for making operating decisions and for forecasting and planning future periods. We consider the use of non-GAAP financial measures helpful in assessing our current financial performance, ongoing operations and prospects for the future as well as understanding financial and business trends relating to our financial condition and results of operations.

While we use non-GAAP financial measures as a tool to enhance our understanding of certain aspects of our financial performance and to provide incremental insight into the underlying factors and trends affecting both our performance and our cash-generating potential, we do not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides useful supplemental data that, while not a substitute for GAAP financial measures, can offer insight in the review of our financial and operational performance and enables investors to more fully understand trends in our current and future performance. In assessing our business during the quarter ended December 31, 2022 and prior periods presented, we excluded items in the following general categories, each of which are described below:

Share-based compensation expense. We believe that providing non-GAAP measures excluding share-based compensation expense, in addition to the GAAP measures, allows for a more transparent comparison of our financial results from period to period. We prepare and maintain our budgets and forecasts for future periods on a basis consistent with this non-GAAP financial measure. Further, companies use a variety of types of equity awards as well as a variety of methodologies, assumptions and estimates to determine share-based compensation expense. We believe that excluding share-based compensation expense enhances our ability and the ability of investors to understand the impact of non-cash share-based compensation on our operating results and to compare our results against the results of other companies.

Amortization of intangible assets. We incur intangible asset amortization expense, primarily in connection with our acquisitions of various businesses and technologies. The amortization of purchased intangibles varies depending on the level of acquisition activity. We exclude these various charges in budgeting, planning and forecasting future periods and we believe that providing the non-GAAP measures excluding these various non-cash charges, as well as the GAAP measures, provides additional insight when comparing our gross profit, operating expenses, and financial results from period to period.

Acquisition-related costs and change in fair value of contingent consideration for business acquisition. We incurred expenses and credits in connection with our acquisitions which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Acquisition-related costs include certain incremental expenses incurred to effect a business combination. Fair value of contingent consideration is associated with our estimates of the value of earn-outs in connection with certain acquisitions. We believe that providing the non-GAAP measures excluding these costs and credits, as well as the GAAP measures, assists our investors because such costs are not reflective of our ongoing operating results.

Impairment of intangible assets. We may incur impairment of intangible assets expense, primarily in connection with our past business or asset acquisitions. We believe that providing the non-GAAP measures excluding these items, as well as the GAAP measures, assists our investors because such expenses are not reflective of our ongoing operating results.

Restructuring charges, net. These expenses are associated with restructuring plans, and will vary based on the initiatives in place during any given period. Restructuring charges may include costs related to employee terminations, facility closures and early cancellation of certain contracts as well as other costs resulting from our restructuring initiatives. We believe that providing the non-GAAP measures excluding these items, as well as the GAAP measures, assists our investors because such charges are not reflective of our ongoing operating results.

Loss (gain) on investments. We recognize losses (gains) related to our investments in various companies, which vary depending on the operational and financial performance of the companies in which we invest. These amounts include our losses (earnings) on equity method investments, investment impairments and losses (gains) resulting from sales or other events related to our investments. We believe that providing the non-GAAP measures excluding these items, as well as the GAAP measures, assists our investors because such losses (gains) are not reflective of our ongoing operations.

Non-GAAP income tax adjustment. Non-GAAP income tax adjustment primarily measures the income tax effect of non-GAAP adjustments excluded above and other events; the determination of which is based upon the nature of the underlying items, the mix of income and losses in jurisdictions and the relevant tax rates in which we operate.

Each of the non-GAAP financial measures described above, and used in this press release, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of each of these non-GAAP financial measures as an analytical tool. In particular, these non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measures reflect the exclusion of items that are recurring and may be reflected in the Company’s financial results for the foreseeable future. We compensate for these limitations by providing specific information in the reconciliation included in this press release regarding the GAAP amounts excluded from the non-GAAP financial measures. In addition, as noted above, we evaluate the non-GAAP financial measures together with the most directly comparable GAAP financial information.

Additional Supplemental Financial Information - Constant Currency

In addition, Logitech presents percentage sales growth in constant currency to show performance unaffected by fluctuations in currency exchange rates. Percentage sales growth in constant currency is calculated by translating prior period sales in each local currency at the current period’s average exchange rate for that currency and comparing that to current period sales.